Exhibit 10.12
Execution Version

FIRST AMENDMENT TO MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
This FIRST AMENDMENT to the MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of January 23, 2018 (as it may be modified, supplemented or amended from time to time in accordance with its terms) by and among the following parties:

(i)	ENTERPRISE SERVICES LLC, a Delaware limited liability company (the “Seller” and “Seller Representative”);

(ii)	each PURCHASER party hereto; and

(iii)	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMUNY”), as administrative agent (the “Administrative Agent”).
BACKGROUND
WHEREAS, the parties hereto have entered into the Master Accounts Receivable Purchase Agreement, dated as of July 14, 2017 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Existing Agreement”);
WHEREAS, the parties hereto seek to modify the Existing Agreement upon the terms hereof; and
WHEREAS, pursuant to Section 2.10 of the Existing Agreement, the Seller Representative hereby elects to increase the Aggregate Commitments and the parties hereto intend for the date hereof to serve as the Increase Effective Date.
NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:
AGREEMENT
1.Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) the Existing Agreement.
2.    Amendments to the Existing Agreement. The Existing Agreement is hereby amended as follows:

a.	The definition of “Additional Seller Conditions Precedent” set forth in Section 1.1 of the Existing Agreement is deleted in its entirety and restated as follows:

“Additional Seller Conditions Precedent” means, in respect of any proposed Additional Seller, that (i) each Purchaser’s know-your-customer requirements with respect to such proposed Additional Seller have been satisfied; (ii) a Parent Guaranty covering the obligations of such proposed Additional Seller has been issued and is in full force and effect; and (iii) the Additional Seller has delivered any documents and opinions requested by the Administrative Agent in its reasonable discretion, it being understood that deliverables shall be generally consistent with the conditions precedent described in Section 8.1.

b.	The definition of “Applicable Margin” set forth in Section 1.1 of the Existing Agreement is deleted in its entirety and restated as follows:
“Applicable Margin” means 0.58%, per annum.

c.	The definition of “Dispute” set forth in Section 1.1 of the Existing Agreement is deleted in its entirety and restated as follows:

“Dispute” means, with respect to any Receivable, any Dilution with respect to such Receivable (other than any Dilutions specifically taken into account in determining the Purchase Price for such Receivable), or any refusal to pay as a result of any bona fide dispute, deduction, claim, offset, defense, counterclaim, discount, retainage, allowance, or warranty issue of any kind between a Seller and the applicable Approved Obligor (or any of their respective affiliates) relating to such Receivable, including, without limitation, any products liability claim arising out of or in connection with such Receivable.

d.	The following definition of “DXC Guaranty Termination Date” is added to Section 1.1 of the Existing Agreement in the appropriate alphabetical order:
“DXC Guaranty Termination Date” as defined in Section 14.23.

e.	The definition of “Eligible Unbilled Receivable” set forth in Section 1.1 of the Existing Agreement is deleted in its entirety and restated as follows:
“Eligible Unbilled Receivable” means a Receivable arising from a Contract where work has been performed by the relevant Seller and revenue has been recognized in accordance with GAAP, thereby generating an unbilled receivable balance and such Receivable has been recorded in the Seller’s general ledger system and reported to the Administrative Agent on the applicable Servicing Report, including those Receivables that are unbilled due to "administrative delays" but excluding, without limitation, Excluded Unbilled Receivables.

f.	The definition of “Excluded Unbilled Receivables” set forth in Section 1.1 of the Existing Agreement is deleted in its entirety and restated as follows:
“Excluded Unbilled Receivables” means each of the following: (i) any unbilled receivable arising under any Contract with “estimate at completion” adjustments; (ii) any unbilled receivable arising under a firm-fixed price contract where the account debtor is billed less than the amount to be received under the Contract (based on the “percentage-of-completion” method of revenue recognition); (iii) any unbilled receivable arising under a Contract where the account debtor is billed in excess of the costs incurred to date; (iv) any unbilled receivable in respect of “at-risk” projects (including, without limitation, scenarios where the Seller starts working prior to obtaining a signed Contract); (v) any unbilled receivable arising under a Contract based on milestone billing periods; and (vi) any award or incentive fee structures where the Seller is unable to bill for the award or fee until the government awards the fee through a formal contract modification or approval process.

g.	The definition of “Existing Account” set forth in Section 1.1 of the Existing Agreement is deleted in its entirety and restated as follows:
“Existing Account” means, with respect to:
(i)    the Initial Seller, the deposit accounts of the Initial Seller or the Seller Representative located at Bank of America, N.A. with account number 3752026177;
(ii)    each Additional Seller, each deposit account of such Additional Seller specified as such in the applicable Joinder Agreement; and
(iii)    any other deposit account located at a depository bank satisfactory to the Administrative Agent.
in each case which deposit account is subject to an Account Control Agreement on any date after the sixtieth (60th) day following the effectiveness of the Spin-Off.

h.	The definition of “Facility Suspension Event” set forth in Section 1.1 of the Existing Agreement is deleted in its entirety and restated as follows:

“Facility Suspension Event” means (i) the occurrence of a Servicer Replacement Event, (ii) the occurrence of a Shutdown of the U.S. Government, or (iii) any disclaimer of its obligations by the guarantor under any Parent Guaranty or failure of any Parent Guaranty to be in full force and effect; provided, that with respect to the DXC Parent Guaranty, this clause (iii) shall only apply prior to the DXC Guaranty Termination Date.

i.	The following definition of “Parent Guaranty” is added to Section 1.1 of the Existing Agreement in the appropriate alphabetical order:

“Parent Guaranty” means in respect of any Seller, (i) prior to the DXC Guaranty Termination Date, the DXC Parent Guaranty and (ii) on and after the DXC Guaranty Termination Date, a New York law guaranty issued by Ultra in favor of the Administrative Agent (for the benefit of the Purchasers), which guarantees each Seller’s obligations hereunder, which guaranty shall be in form and substance satisfactory to the Administrative Agent and the Purchasers.

j.	The definition of “Purchase Document” set forth in Section 1.1 of the Existing Agreement is deleted in its entirety and restated as follows:

“Purchase Document” means each of this Agreement, any Parent Guaranty, each Servicing Report and each fee letter (including the Administration Fee Letter), together with all other documents, instruments or agreements executed and delivered by a Seller or the Seller Representative to or for the benefit of the Administrative Agent or any Purchaser in connection herewith.

k.	Clause (d) of the definition of “Servicer Replacement Event” set forth in Section 1.1 of the Existing Agreement is deleted in its entirety and restated as follows:

the failure of the Administrative Agent to have a first priority security interest in (i) any Existing Account on any date after the sixtieth (60th) day following the effectiveness of the Spin-Off or (ii) any Collection Account;

l.	Clause (k) of the definition of “Servicer Replacement Event” set forth in Section 1.1 of the Existing Agreement is deleted in its entirety and restated as follows:

DXC, at any time prior to the Spin-Off, and Ultra, following the Spin-Off, (i) ceasing to own, directly or indirectly, free and clear of any Adverse Claim and on a fully diluted basis, 100% of the capital stock of any Seller or (ii) ceasing to control any Seller. For the purposes of this definition, (i) “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting securities, by contract or otherwise and (ii) “capital stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests; or

m.	The following definition of “Spin-Off” is added to Section 1.1 of the Existing Agreement in the appropriate alphabetical order:

“Spin-Off” means the implementation by DXC of a corporate restructuring which results in DXC no longer being the direct or indirect parent of the Sellers, including the implementation of the following actions:

(i)    the formation by DXC of new wholly-owned subsidiaries named Ultra First VMS Inc. (“Vector Merger Corp”), Ultra Second VMS LLC (“Vector Merger LLC”), and Ultra KMS Inc. (“Kodiak Merger Sub”);

(ii)     the formation by DXC of Ultra, a new wholly-owned subsidiary of DXC;

(iii)     the issuance by Vector Merger Corp., Vector Merger LLC and Kodiak Merger Sub of all of their equity interests to Ultra;

(iv)    the contribution by the Seller of all of its assets related to its non-federal government business activities to a newly-formed subsidiary of Seller named DXC Technology Services, LLC (“DXC Services”);

(v)     the distribution by the Seller of all of the stock of DXC Services to Enterprise Services Plano LLC (“ES Plano”);

(vi)     the distribution by ES Plano of all of the stock of DXC Services to DXC;

(vii)     the distribution by Enterprise Services Latin America Corporation of all of the stock of Enterprise Services State and Local, Inc. (“ES State & Local”) to DXC;

(viii)     the distribution by ES World Trade LLC of all of the stock of NHIC Corporation (“NHIC”) to DXC;

(ix)     the contribution by DXC of all of the stock of ES Plano, ES State & Local, and NHIC to Ultra in exchange for Ultra stock and cash proceeds from an Ultra debt offering;

(x)     the distribution by DXC of all of the stock of Ultra to DXC shareholders pro rata;

(xi)     the merger of Kodiak Merger Sub with and into KGS Holding Corp. (“Kodiak”), with Kodiak surviving;

(xii)     the exchange by the sole shareholder of Kodiak, KGS Holding LLC (“Kodiak Stockholder”), of the stock of Kodiak for shares of Ultra stock;

(xiii)     the merger of Vector Merger Corp with and into Vencore Holding Corp. (“Vector”), with Vector surviving;

(xiv)     the exchange by the sole shareholder of Vector, The SI Organization Holdings LLC (“Vector Stockholder”), of the stock of Vector for shares of Ultra stock and cash; and

(xv)     the merger of Vector with and into Vector Merger LLC, with Vector Merger LLC surviving.

n.	The following definition of “Ultra” is added to Section 1.1 of the Existing Agreement in the appropriate alphabetical order:

“Ultra” means Ultra SC Inc., a Nevada corporation.

n.	Section 9.2(e) of the Existing Agreement is deleted in its entirety and restated as follows:

The Seller has instructed each Approved Obligor in writing to pay all amounts owing on Purchased Receivables only to the applicable Existing Account, which instructions have not been revoked or otherwise modified. The applicable Seller Account has been established and is in effect, and (i) the Collection Account is the subject of a valid and existing Account Control Agreement and (ii) each Existing Account is subject to a valid and existing Account Control Agreement on any date after the sixtieth (60th) day following the effectiveness of the Spin-Off.

o.	The following Section 14.23 is added immediately following Section 14.22 of the Existing Agreement:

Section 14.23 Release of DXC Parent Guaranty. In connection with the Spin-Off, DXC may request that the DXC Parent Guaranty be terminated. The Purchasers will consider any such request in good faith and upon the written consent of each Purchaser, which may be withheld at its discretion, the Administrative Agent will terminate such DXC Parent Guaranty (the date of termination being, the “DXC Guaranty Termination Date”) by providing written notice thereof to the Seller Representative and DXC.

p.	Schedule D of the Existing Agreement shall be replaced in its entirety with Schedule D attached to this Amendment.

3.    Conditions to Effectiveness. This Amendment shall be effective as of the date on which (i) the Purchasers receive a counterpart of this Amendment duly executed and delivered by each of the parties hereto, (ii) the conditions precedent described in Section 2.10(e) of the Existing Agreement have been satisfied (including, for the avoidance of doubt, that the Sellers shall have deposited an amount equal to 0.4% of such increase in the Aggregate Commitments into the Refundable Discount Advance Account to serve as additional Refundable Discount Advance, which, if requested separately by the Seller Representative in writing may be withheld by the Administrative Agent from any amounts otherwise payable by the Administrative Agent to the Sellers on the date hereof, if any, (iii) any fees due and owing to the Administrative Agent and the Purchasers pursuant to the Existing Agreement or under any fee letter shall be paid on the date hereof which, if requested separately by the Seller Representative in writing may be withheld by the Administrative Agent from any amounts otherwise payable by the Administrative Agent to the Sellers on the date hereof, if any and (iv) the Purchasers shall have received the Confirmation and Acknowledgement attached to this Amendment as Annex I duly executed and delivered by an authorized officer of the DXC, as guarantor.
4.    Certain Representations, Warranties and Covenants. Each Seller hereby represents and warrants to the Purchaser, as of the date hereof that:
(a)    the representations and warranties made by it in the Existing Agreement and in any other Purchase Document to which it is a party are true and correct both as of the date hereof and immediately after giving effect to this Amendment;
(b)    no Facility Suspension Event exists as of the date hereof and immediately after giving effect to this Amendment; and
(c)    the execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Existing Agreement (as amended hereby) and the other Purchase Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary organizational action on its part, and this Amendment, the Existing Agreement (as amended hereby) and the other Purchase Documents to which it is a party are its valid and legally binding obligations, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.
5.    Reference to, and Effect on the Existing Agreement and the Purchase Documents.
(a)    The Existing Agreement (except as specifically amended herein) and the other Purchase Documents shall remain in full force and effect and the Existing Agreement and such other Purchase Documents are hereby ratified and confirmed in all respects by each of the parties hereto.
(b)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Purchaser, nor constitute a waiver of any provision of, the Existing Agreement or any other Purchase Document.
(c)    After this Amendment becomes effective, all references in the Existing Agreement or in any other Purchase Document to “the Master Accounts Receivable Purchase Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Existing Agreement, shall be deemed to be references to the Existing Agreement as amended by this Amendment.
(d)    To the extent that the consent of any party hereto, in any capacity, is required under the Purchase Documents or any other agreement entered into in connection with the Purchase Documents with respect to any of the amendments or other matters set forth herein, such Person hereby grants such consent.
(e)    After this Amendment becomes effective, the option to increase the Aggregate     Commitments pursuant to Section 2.10 of the Existing Agreement shall no longer be available.
6.    Further Assurances. Each Seller agrees to do all such things and execute all such documents and instruments as the Purchaser may reasonably consider necessary or desirable to give full effect to the transaction contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith.
7.    Costs and Expenses. Each Seller agrees, jointly and severally, to pay on demand all reasonable costs (including reasonable attorneys’ fees and expenses) and expenses the Administrative Agent incurs in connection with the preparation, negotiation, documentation and delivery of this Amendment.
8.    Purchase Document. This Amendment is a Purchase Document.
9.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Sellers and the Administrative Agent and each Purchaser, and their respective successors and assigns.
10.    Execution in Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterparts; each such counterpart shall be deemed an original and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or electronic copy of an executed counterpart of this Amendment shall be effective as an original for all purposes.
11.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
12.    Clarification. The parties hereto acknowledge and agree that due to a mutual mistake the Applicable Margin described in the Existing Agreement on the Closing Date was intended to be “0.58%, per annum” and that such amount has been applied by the parties as of the Closing Date.
13.    Section Headings. Section headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
14.    Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent

By:    /s/ Richard Gregory Hurst
Print Name:    Richard Gregory Hurst
Title:    Managing Director

Accepted, agreed and consented to as of
the date first above written:

ENTERPRISE SERVICES LLC,
as Seller and Seller Representative

By:    /s/ H.C. Charles Diao
Print Name:    H.C. Charles Diao
Title:        Treasurer

Accepted, agreed and consented to as of
the date first above written:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Purchaser

By:    /s/ Richard Gregory Hurst
Print Name:    Richard Gregory Hurst
Title:    Managing Director

THE BANK OF NOVA SCOTIA,
as Purchaser

By:    /s/ D. Carenza
Print Name:    D. Carenza
Title:    VP, Trade Finance

By:    /s/ Camilo Alvarado
Print Name:    Camilo Alvarado
Title:    Director Trade

MIZUHO BANK, LTD.,
as Purchaser

By:    /s/ Daniel Guevara
Print Name:    Daniel Guevara
Title:    Authorized Signatory
ANNEX I

CONFIRMATION AND ACKNOWLEDGEMENT

This CONFIRMATION AND ACKNOWLEDGEMENT (“Confirmation”), is executed and delivered by DXC Technology Company, a Nevada corporation (the “Guarantor”).

1.
Reference is hereby made to the Guaranty, dated as of July 14, 2017 (as amended, modified or supplemented from time to time, the “Guaranty”), delivered by the Guarantor in connection with the Agreement (defined below).

2.
Reference is further made to the First Amendment to the Agreement, dated as of the date hereof (the “Amendment”), to the Master Accounts Receivable Purchase Agreement, dated as of July 14, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among ENTERPRISE SERVICES LLC, a Delaware limited liability company, each PURCHASER party thereto and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent.

3.	The Guarantor hereby consents to the Amendment. The Guarantor hereby confirms that, notwithstanding the effectiveness of the Amendment, the Guaranty shall continue in full force and effect.

IN WITNESS WHEREOF, the Guarantor has caused this Confirmation to be duly executed and delivered on the date first set forth above.

DXC TECHNOLOGY COMPANY,
as Guarantor

By:    /s/ William L. Deckelman, Jr.
Print Name:    William L. Deckelman, Jr.
Title:    EVP, General Counsel and Secretary

By:    /s/ Paul Saleh
Print Name:    Paul Saleh
Title:    EVP, Chief Financial Officer

SCHEDULE D TO
MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

COMMITMENTS OF THE PURCHASERS

Purchaser	Commitment
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$150,000,000
The Bank of Nova Scotia	$75,000,000
Mizuho Bank, Ltd.	$75,000,000

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